UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of Americas, 15th Floor New York, New York	10105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 905 5663

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CBMG	NASDAQ Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2019, Bosun S. Hau resigned as a director of Cellular Biomedicine Group, Inc. (the “Company”). There were no material disagreements between the Company and Mr. Hau on those matters discussed and reviewed by the Company’s board of directors (the “Board”) during his tenure as a director of the Company.

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2018, pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), Sailing Capital Overseas Investments Ltd. (“Sailing Capital”) has the right to nominate one director to the Board. On May 15, 2019, the Board elected Darren Michael O'Brien, Sailing Capital’s nominee, as a non-executive Class III director of the Company to fill the vacancy created by Mr. Hau’s departure. Mr. O’Brien was also elected to serve as a member of each of the Compensation Committee and Nominating and Corporate Governance Committee.

Mr. O'Brien has over 20 years of experience in private equity and investment banking in various industry coverage areas. From May 2013 to the present, Mr. O'Brien has served as Executive Director at Sailing Capital (Hong Kong). From 2007 to 2012, Mr. O’Brien was at Credit Suisse (Asia Pacific) lastly serving as the Head of Power, Utilities and Infrastructure investment banking. Previously, Mr. O’Brien also worked for ABN AMRO Bank and ING Barings in investment banking. Mr. O'Brien received his Bachelor of Science in Foreign Service degree from Georgetown University and he is a CFA charterholder. Mr. O’Brien’s significant corporate involvement includes board positions with Soneva Holdings Pte. Ltd. and Brookstone Holdings Corp. He is also a board observer designate at Impossible Foods Inc.

In connection with Mr. O'Brien’s appointment, the Company will enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. O'Brien. Pursuant to the Indemnification Agreement, the Company has agreed to indemnify Mr. O'Brien from and against any and all expenses to the fullest extent permitted by law in the event that Mr. O'Brien was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a legal proceeding by reason of, or arising in part out of, an event related to Mr. O'Brien’s directorship at the Company on or after the effective date of the Indemnification Agreement.

In addition, the Company expects to compensate Mr. O'Brien as an independent director in a manner consistent with its current director compensation structure, as discussed in more detail in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the SEC on March 15, 2019.

No family relationships exist between Mr. O'Brien and any of the Company's other directors or executive officers. Other than reported herein, there are no transactions to which the Company is or was a participant and in which Mr. O'Brien has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: May 16, 2019	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Executive Officer

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